NATIONWIDE LIFE INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215]

[NATIONWIDE LIFETIME INCOME RIDER PLUSSM MAX (“NATIONWIDE L.inc Plus Max”

OPTION or “NATIONWIDE L.inc+ Max” OPTION)]

GUARANTEED LIFETIME WITHDRAWAL BENEFIT (“GLWB”) OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Option Issue Date stated in the Nationwide L.inc Plus Max Option Specifications Pages (Option Specifications Pages).

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract. Terms not defined in this option have the meaning given to them in the Contract.

This option provides a lifetime withdrawal benefit even if negative investment experience and/or lifetime withdrawals reduce the Contract Value to zero. A one-time Non-Lifetime Withdrawal and an Income Carryforward privilege are also permitted subject to the terms of this option. There is an additional charge for this option.

This option is irrevocable.

Warnings:

1.	The Income Benefit Base cannot be Surrendered as a lump sum and is not payable as a Death Benefit.

2.	Excess Surrenders, and/or election of the Non-Lifetime Withdrawal, could reduce future benefits under this option by more than the dollar amount of the Surrender.

3.	Surrenders prior to age 59 1/2 may result in the immediate application of taxes and penalties under Section 72 of the Internal Revenue Code.

4.

Unless a Non-Lifetime Withdrawal is requested, the first Surrender constitutes the first Lifetime Withdrawal, even if such Surrender is taken to meet minimum distribution requirements under the Internal Revenue Code or is taken to pay advisory or investment management fees.

5.

The withdrawal privilege for required minimum distributions for the Contract under the Internal Revenue Code, as described in the Excess Surrender section, is not available during the calendar year of the Option Issue Date.

6.	After the first Option Anniversary, Nationwide reserves the right to refuse any subsequent Purchase Payments. See the Option Requirements and Restrictions section for additional details.

7.

This option will terminate upon assignment or a change in ownership of the Contract unless the new assignee or Contract Owner meets the qualifications specified in item (4) of the Termination section of this option.

Definitions

The following definitions are added to the Contract:

Adjusted Roll-up Income Benefit Base—The Original Income Benefit Base reduced proportionally for a Non-Lifetime Withdrawal.

Determining Life—The person designated as Contract Owner on the application (Annuitant in the event of a non-natural Contract Owner).

Excess Surrender—The amount of any Surrender taken that exceeds the Lifetime Withdrawal Amount.

Income Benefit Base—The value calculated under this option that is multiplied by the applicable Lifetime Withdrawal Percentage to determine the Lifetime Withdrawal Amount.

Joint Determining Life—The spouse of the Determining Life upon whose lifetime withdrawals under this option may also be based. A Joint Determining Life may only be named when the Joint Option is elected.

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Joint Option—An election allowing the spouse of the Determining Life to be named as a Joint Determining Life.

Income Carryforward—A privilege under this option that allows for any part of the annual Lifetime Withdrawal Amount not taken during a given calendar year to be available in the immediately subsequent calendar year. See the Income Carryforward section of this option for details.

Lifetime Withdrawal(s)—Surrender of all or a portion of the Lifetime Withdrawal Amount.

Lifetime Withdrawal Amount - The maximum amount that can be Surrendered as a Lifetime Withdrawal during each calendar year without reducing the Income Benefit Base. It is calculated by multiplying the Income Benefit Base by the applicable Lifetime Withdrawal Percentage. See the Calculation of the Lifetime Withdrawal Amount section of this option for details.

Lifetime Withdrawal Percentage—A specified percentage based on the age of the Determining Life and determined according to the applicable table in the attached Option Specifications Pages. In cases where the Joint Option has been elected, the applicable Lifetime Withdrawal Percentage will be determined based on the younger of the Determining Life and Joint Determining Life.

Non-Lifetime Withdrawal—A one-time only election to have the first Surrender not treated as a Lifetime Withdrawal. See the Non-Lifetime Withdrawal section of this option for details.

Option Anniversary—Each recurring one-year anniversary beginning with the Option Issue Date.

Option Year—Beginning with the Option Issue Date, each one-year period this option remains in-force.

Original Income Benefit Base—The Contract Value on the Option Issue Date.

Permitted Investment Options—Sub-Accounts and/or asset allocation models Nationwide designates for availability with this option. The Fixed Account, if available, is not a Permitted Investment Option, i.e. Purchase Payments cannot be allocated to nor Contract Value transferred to or from the Fixed Account, except that, for Contracts that offer the Fixed Account, it is available as the originating account for dollar cost averaging for lifetime income option programs.

Roll-up Crediting Period—Beginning with the Option Issue Date, the maximum period of time that the Roll-up Interest Rate will apply. The applicable Roll-up Crediting Period is stated in the Option Specifications Pages.

Roll-up Interest Rate—The simple interest rate used to determine the roll-up in the calculation of the Income Benefit Base. The applicable Roll-up Interest Rate is stated in the Option Specifications Pages.

Additional Charge

Beginning on the first Option Anniversary, Nationwide will deduct an additional charge for this option, up to the Guaranteed Maximum Charge without the Joint Option shown on the Option Specifications Pages. The additional charge for this option is assessed as a percentage of the then current Income Benefit Base on each Option Anniversary. A prorated charge for any partially completed Option Year will also be deducted upon full Surrender of the Contract. The charge is deducted proportionally from the elected Permitted Investment Options on each Option Anniversary. The charge will not reduce the Income Benefit Base. The charge will reduce the Contract Value by the gross dollar amount of the charge.

If the Joint Option is elected, Nationwide will deduct a charge in addition to the base charge under this option and/or offer lower Lifetime Withdrawal Percentages. If a charge is assessed for the Joint Option, it will be up to the difference between (i) the Guaranteed Maximum Charge with the Joint Option, and (ii) the Guaranteed Maximum Charge without the Joint Option. both shown on the Option Specifications Pages. If a charge is assessed for the Joint Option, it is also assessed as a percentage of the then current Income Benefit Base on each Option Anniversary, and a prorated charge for any partially completed Option Year will also be deducted upon full Surrender of the Contract. The charge is deducted proportionally from the elected Permitted Investment Options on each Option Anniversary.

Lifetime Withdrawal Percentages with and without election of the Joint Option are stated in the Option Specifications Pages.

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The initial Nationwide L.inc Plus Max Option charge on the Option Issue Date is stated in the Contract Specifications Pages and is guaranteed under the conditions stated in this option and in effect when it was issued. The guaranteed maximum charges for the Nationwide L.inc Plus Max Option and the Joint Option are stated in the Option Specifications Pages.

Utilization of non-automatic resets of the Income Benefit Base, as described in the Non-Automatic Reset section of this option, may increase the Nationwide L.inc Plus Max Option charge, subject to the maximum charge stated in this option.

Option Requirements and Restrictions

The following apply to this option:

(1)

This option is only available to Contracts with a Determining Life between the Minimum Determining Life Issue Age and the Maximum Determining Life Issue Age (both shown on the Option Specifications Pages) on the date the application is signed;

(2)

This option is not available to a beneficially owned Contract—a Contract that is inherited or established by a Beneficiary who continues to hold the Contract as a Beneficiary (as opposed to treating the Contract as his/her own) for tax purposes;

(3)	After the first Option Anniversary, Nationwide reserves the right to refuse any subsequent Purchase Payments. Any amount refused will be returned to the Contract Owner;

(4)

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide or any of its subsidiaries or affiliates with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner;

(5)	Loans, to the extent otherwise permitted under the Contract or an endorsement to the Contract, are not allowed;
(6)

Nationwide may restrict the availability of this option in conjunction with other options that may be offered under the Contract. Other options that are not available for election in conjunction with this option are identified in the application;

(7)

For Contracts that otherwise offer the Fixed Account, it is not available with this option, except as the originating account for any dollar cost averaging program offered in conjunction with this option (for additional information, see the Fixed Account Endorsement if applicable);

(8)	The Determining Life cannot be changed;

(9)	The manner in which the Contract Value, Death Benefit, or any other benefits or values described in the Contract or any other option are calculated is not modified by this option;

(10)

Purchase Payments to the Contract will increase the Income Benefit Base by the amount of the Purchase Payment submitted and any credits applied. However, once the Contract Value falls to zero, the Determining Life, or Joint Determining Life, if applicable, is no longer permitted to submit additional Purchase Payments or take Surrenders in excess of the then current Lifetime Withdrawal Amount;

(11)

As with any Surrender, Surrenders of the Lifetime Withdrawal Amount, the Non-Lifetime Withdrawal, any Income Carryforward amount, and any amounts under the withdrawal privilege for required minimum distributions, if taken, will reduce the Contract Value, Death Benefit, and any other benefits and values as described in the Contract or any other option; and

(12)	Allocations and transfers among the investment options are limited as provided in the Investment Allocation and Transfer Restrictions section of this option.

Joint Option

The Joint Option is available for all contract types except Charitable Remainder Trust owned contracts. For all other contract types, the applicant may elect the Joint Option only at the time this Nationwide L.inc Plus Max Option is elected. If elected, the Joint Option allows the survivor of the Determining Life and Joint Determining Life to continue to receive, for the duration of his/her lifetime, the Lifetime Withdrawal Amount.

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In order to take advantage of the Joint Option, the following requirements must be met:

(1)	The spouse of the Determining Life must be named as the Joint Determining Life and cannot be changed;

(2)

The Joint Determining Life must be between the Minimum Joint Determining Life Issue Age and the Maximum Joint Determining Life Issue Age (both shown on the Option Specifications Pages) at the time the application is signed;

(3)

For Contracts with a non-natural owner, the Determining Life and Joint Determining Life must be named as Co-Annuitants, except in the case of a non-natural Contract Owner and/or Joint Owner, and where the Spousal Protection benefit (payment of a Death Benefit on both spouses) is not used, the Determining Life and Joint Determining Life must be named as the Annuitant and Contingent Annuitant and as the only primary Beneficiaries. In this case, one Death Benefit is paid when the last survivor of the Annuitant and Contingent Annuitant dies;

(4)

The Determining Life and Joint Determining Life must be named as the only primary Beneficiaries. Any other named parties to the Contract, except for Contingent Beneficiaries, must be the Determining Life or Joint Determining Life; and

(5)

If both the Determining Life and Joint Determining Life are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose life any annuity payments involving life contingencies depend. For a Contract issued as an IRA or Roth IRA, only the person for whom the IRA or Roth IRA was established may be named.

Termination of the Joint Option

Once the Joint Option is elected, it can only be removed from the Contract prior to the first Lifetime Withdrawal. To remove the Joint Option, Nationwide must be provided with proof of divorce, annulment, or dissolution of the marriage between the Determining Life and Joint Determining Life.

If the Joint Option is removed, any additional charge assessed for it will end and/or the applicable Lifetime Withdrawal Percentages will be those that would have applied if the Joint Option had never been elected.

If the Joint Option is removed from the Contract, it may not be re-elected or added to cover a subsequent spouse.

Investment Allocation and Transfer Restrictions

Nationwide will restrict the allocation of Purchase Payments and transfers of Contract Value to Permitted Investment Options in conjunction with this option. Nationwide also reserves the right to restrict allocations to Permitted Investment Options in which the Contract Owner is already invested after the election of this option. Nationwide may substitute Permitted Investment Options available to the Contract Owner in the event any previous Permitted Investment Option(s) are no longer available to the Variable Account or Nationwide’s management determines that any previous Permitted Investment Option(s) are no longer appropriate for the purposes of the Contract or this option. The Contract Owner will be notified in writing of any changes to the Permitted Investment Options.

Calculation of the Lifetime Withdrawal Amount

At any time after the Option Issue Date, the Contract Owner may, but is not required to, begin taking Surrenders from the Contract. Nationwide will Surrender amounts proportionally from each elected Permitted Investment Option.

This option uses two Lifetime Withdrawal Percentages, one that is applicable when the Contract Value is greater than $0, and one that becomes applicable once the Contract Value reaches $0. The applicable Lifetime Withdrawal Percentages are identified in Column 1 (Contract Value greater than $0) and Column 2 (Once Contract Value reaches $0) on the Option Specifications Pages.

At the time of the first Lifetime Withdrawal, the Lifetime Withdrawal Percentages are established for both Column 1 and Column 2. The age used to determine the applicable Lifetime Withdrawal Percentages is the age of the Determining Life on the date of the first Lifetime Withdrawal, or if the Joint Option is elected, it is the age of the younger of the Determining Life or the Joint Determining Life. When the applicable Lifetime Withdrawal Percentages are established for both Column 1 and Column 2, they will not be subject to any change as long as the Contract and this option remain in-force.

Once the applicable Lifetime Withdrawal Percentage from Column 1 is established it will be multiplied by the then current Income Benefit Base to determine the dollar value of the Lifetime Withdrawal Amount for the current calendar year. If the Option Issue Date is within the same calendar year as the first Lifetime Withdrawal, the Lifetime Withdrawal Amount for the

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first calendar year will be prorated based upon the number of calendar days from the Option Issue Date to the end of the calendar year.

If the Contract Value reaches zero, the applicable Lifetime Withdrawal Percentage from Column 2, which was established at the time of the first Lifetime Withdrawal, will be multiplied by the then current Income Benefit Base to determine the new Lifetime Withdrawal Amount. If the Contract Value reaches zero due to a Lifetime Withdrawal, or as a result of the additional charge for this option or any other recurring Contract charges, the Lifetime Withdrawal Amount will not change for the current calendar year, and the applicable Column 2 Lifetime Withdrawal Percentage will apply beginning with the immediately subsequent calendar year.

The Lifetime Withdrawal Amount may be taken during each calendar year beginning with the first Surrender and is non-cumulative, except where the Income Carryforward privilege as described below in the Income Carryforward section applies. This means any part of the Lifetime Withdrawal Amount not taken during a given calendar year cannot be added to the available Lifetime Withdrawal Amount in any later calendar years, unless the Income Carryforward privilege applies.

If the Lifetime Withdrawal Amount is scheduled to be $100 or less, Nationwide may require the interval of payment to be modified so the Lifetime Withdrawal Amount will equal more than $100. In no case will scheduled Lifetime Withdrawals be modified to an interval greater than annual.

An Excess Surrender or election of the Non-Lifetime Withdrawal will affect calculation of the Income Benefit Base and may therefore decrease the Lifetime Withdrawal Amount. See the Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected, Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected and Excess Surrender sections of this option for additional details.

Income Carryforward

This option includes an Income Carryforward privilege that allows for any part of the Lifetime Withdrawal Amount not taken during a given calendar year (the Income Carryforward amount) to be available in the immediately subsequent calendar year. Surrenders during any given calendar year will first be taken from any available Income Carryforward amount. Amounts available under this Income Carryforward privilege will not be treated as Excess Surrenders and will not impact the calculation of the Income Benefit Base. Any amounts carried forward under this Income Carryforward privilege, and not taken in the immediately subsequent calendar year, will be forfeited. The Income Carryforward amount for any calendar year will not be adjusted as a result of subsequent Purchase Payments or reset opportunities.

Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected

Each time the Income Benefit Base is recalculated, as described below, the resulting Income Benefit Base becomes the current Income Benefit Base.

If at any time prior to the first Lifetime Withdrawal, the Contract Value is equal to zero, no further recalculations of the Income Benefit Base will be performed. The Lifetime Withdrawal Amount will be established using the applicable Income Benefit Base calculated as provided below.

Calculation of the Income Benefit Base Prior to the First Lifetime Withdrawal

Prior to the earlier of the first Lifetime Withdrawal or the Option Anniversary after the Roll-up Crediting Period, the Income Benefit Base will equal:

(1)	Prior to the first Option Anniversary, the Original Income Benefit Base plus any Purchase Payments and credits applied after the Option Issue Date;

(2)	On each Option Anniversary, the greater of:

(a)	The sum of the following calculations:

(i)	Income Benefit Base: the Original Income Benefit Base; plus

(ii)	Roll-up: the Roll-up Interest Rate based upon the Original Income Benefit Base for each attained Option Anniversary; plus

(iii)

Purchase Payments with Roll-up: any Purchase Payments and credits applied after the Option Issue Date, increased by the Roll-up Interest Rate prorated from the date of such Purchase Payment or credit for each attained Option Anniversary. The annual roll-up calculation based upon the Roll-up Interest Rate will be prorated based upon the number of calendar days left in the Option Year on the date the Purchase Payment or credit is applied; or

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(b)	The highest Contract Value on any Option Anniversary, plus any Purchase Payments and credits applied after that Option Anniversary; and

(3)	Between Option Anniversaries after the first Option Anniversary, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year.

After the Option Anniversary after the Roll-up Crediting Period and prior to the first Lifetime Withdrawal, the Income Benefit Base will equal:

(1)	On each Option Anniversary the greater of:

(a)	The Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year; or

(b)	The Contract Value on the then current Option Anniversary prior to processing any Purchase Payments, credits or Surrenders on that day; and

(2)	Between Option Anniversaries, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year.

Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

After the first Lifetime Withdrawal, the Income Benefit Base is not subject to change, except due to Surrenders in excess of the Lifetime Withdrawal Amount for a calendar year, additional Purchase Payments, automatic resets, or election of the non-automatic reset opportunity. See the Excess Surrender and Reset Opportunities sections of this option for details on Surrenders in excess of the Lifetime Withdrawal Amount and automatic and non-automatic resets, respectively.

Non-Lifetime Withdrawal

This option permits a one-time only election to designate the first Surrender as a Non-Lifetime Withdrawal from the Contract. The Non-Lifetime Withdrawal does not establish the Lifetime Withdrawal Percentage or terminate the roll-up based upon the Roll-up Interest Rate. The Non-Lifetime Withdrawal is subject to the following:

(1)	The Non-Lifetime Withdrawal must be the first Surrender from the Contract;

(2)	The Surrender request must be submitted in writing after the first Option Anniversary and state that the Surrender is a Non-Lifetime Withdrawal;

(3)	The Income Benefit Base in effect on the date of the Non-Lifetime Withdrawal will be proportionally reduced by the gross amount of the Non-Lifetime Withdrawal, including any CDSC or taxes, as follows:

gross dollar amount of the Non-Lifetime Withdrawal	X	current Income Benefit Base prior to the Non-Lifetime Withdrawal
Contract Value (prior to reduction for the Non-Lifetime Withdrawal)

; and

(4)

For purposes of determining the Income Benefit Base on Option Anniversaries after the date of the Non-Lifetime Withdrawal, the Original Income Benefit Base and each Purchase Payment and credit applied prior to the date of the Non-Lifetime Withdrawal will be proportionally reduced by the gross amount of the Non-Lifetime Withdrawal, including any Contingent Deferred Sales Charge (CDSC) or taxes, as follows:

gross dollar amount of the Non-Lifetime Withdrawal	X	the Original Income Benefit Base and each subsequent Purchase Payment and credit applied prior to the Non-Lifetime Withdrawal, respectively.
Contract Value (prior to reduction for the Non-Lifetime Withdrawal)

See the Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected section of this option.

If you begin Lifetime Withdrawals before taking the Non-Lifetime Withdrawal, you forfeit the ability to take the Non-Lifetime Withdrawal.

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Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected

Each time the Income Benefit Base is recalculated, as described below, the resulting Income Benefit Base becomes the current Income Benefit Base.

If at any time prior to the first Lifetime Withdrawal, the Contract Value is equal to zero, no further recalculations of the Income Benefit Base will be performed. The Lifetime Withdrawal Amount will be established using the applicable Income Benefit Base calculated as provided below.

Calculation of the Income Benefit Base Prior to the First Lifetime Withdrawal

If the Non-Lifetime Withdrawal is taken prior to or on the Option Anniversary after the Roll-up Crediting Period, the Income Benefit Base will equal:

(1)	On the date of the Non-Lifetime Withdrawal, the then current Income Benefit Base proportionally reduced as provided in the Non-Lifetime Withdrawal section;

(2)	On any Option Anniversary coinciding with or after the date of the Non-Lifetime Withdrawal, the greater of:

(a)	The Income Benefit Base on the date of the Non-Lifetime Withdrawal, after reduction for the Non-Lifetime Withdrawal, plus any Purchase Payments and credits applied after that date;

(b)	The sum of the following calculations:

(i)	Adjusted Income Benefit Base: the Adjusted Roll-up Income Benefit Base; plus

(ii)	Roll-up: the Roll-up Interest Rate based upon the Adjusted Roll-up Income Benefit Base for each attained Option Anniversary through the Option Anniversary after the Roll-up Crediting Period; plus

(iii)

Adjusted Purchase Payments with Roll-up: any Purchase Payments submitted and credits applied after the Option Issue Date and prior to the date of the Non-Lifetime Withdrawal reduced proportionally as provided in the Non-Lifetime Withdrawal section, then increased by the Roll-up Interest Rate prorated from the date of such Purchase Payment or credit for each attained Option Anniversary through the Option Anniversary after the Roll-up Crediting Period. The annual roll-up calculation based upon the Roll-up Interest Rate will be prorated based upon the number of calendar days left in the Option Year on the date the Purchase Payment or credit is applied; plus

(iv)

Purchase Payments with Roll-up: any Purchase Payments and credits applied on or after the date of the Non-Lifetime Withdrawal, increased by the Roll-Up Interest Rate prorated from the date of such Purchase Payment or credit for each attained Option Anniversary through the Option Anniversary after the Roll-up Crediting Period. The annual roll-up calculation based upon the Roll-up Interest Rate will be prorated based upon the number of calendar days left in the Option Year on the date the Purchase Payment or credit is applied; plus

(v)	Purchase Payments: any Purchase Payments and credits applied on or after the Option Anniversary after the Roll-up Crediting Period; or

(c)	The highest Contract Value on any Option Anniversary coinciding with or after the date of the Non-Lifetime Withdrawal, plus any Purchase Payments and credits applied after that Option Anniversary; and

(3)

For Option Years subsequent to the Option Year in which the Non-Lifetime Withdrawal was taken, between Option Anniversaries the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year.

If the Non-Lifetime Withdrawal is taken after the Option Anniversary after the Roll-up Crediting Period, the current Income Benefit Base will equal:

(1)	On the date of the Non-Lifetime Withdrawal, the then current Income Benefit Base proportionally reduced as provided in the Non-Lifetime Withdrawal section;

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(2)	On the Option Anniversary coinciding with or next following the Non-Lifetime Withdrawal, the greater of:

(a)	The sum of the following:

(i)	Income Benefit Base: the Income Benefit Base on the date of the Non-Lifetime Withdrawal after proportional reduction for the Non-Lifetime Withdrawal; plus

(ii)	Purchase Payments: any Purchase Payments and credits applied on or after the date of the Non-Lifetime Withdrawal; or

(b)	The Contract Value on that Option Anniversary, plus any Purchase Payments and credits applied after that Option Anniversary;

(3)	On each Option Anniversary thereafter, the greater of:

(a)	The sum of the following:

(i)	Income Benefit Base: the Income Benefit Base on the prior Option Anniversary; plus

(ii)	Purchase Payments: any Purchase Payments and credits applied on or after the prior Option Anniversary; or

(b)	The Contract Value on the then current Option Anniversary; and

(4)

For Option Years subsequent to the Option Year in which the Non-Lifetime Withdrawal was taken, between Option Anniversaries, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year.

Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

After the first Lifetime Withdrawal, the Income Benefit Base is not subject to change, except due to Surrenders in excess of the Lifetime Withdrawal Amount for a calendar year, additional Purchase Payments, automatic resets, or election of the non-automatic reset opportunity. See the Excess Surrender and Reset Opportunities sections of this option for details on Surrenders in excess of the

Lifetime Withdrawal Amount and automatic and non-automatic resets, respectively.

Excess Surrender

If an Excess Surrender is taken in any calendar year, the Income Benefit Base will immediately be reduced by the greater of the following two amounts, including any CDSC and/or taxes:

(1)	The gross dollar amount of the Excess Surrender; or

(2)	A figure representing the proportional amount of the Excess Surrender. This amount is determined by the following formula:

gross dollar amount of the Excess Surrender		current Income Benefit Base prior to the Excess Surrender
Contract Value (reduced by the Lifetime Withdrawal Amount)	X

Notwithstanding the above:

(1)

Income Carryforward: amounts available under the Income Carryforward privilege (see the Income Carryforward section) will not be treated as Excess Surrenders and therefore will not reduce the Income Benefit Base; and

(2)

Required Minimum Distributions: if required minimum distributions for the Contract under the Internal Revenue Code will not be met for the calendar year by Surrendering the available Lifetime Withdrawal Amount (plus any available Income Carryforward amount, if applicable), the Determining Life, or Joint Determining Life, if applicable, will be permitted to Surrender Contract Value in excess of the Lifetime Withdrawal Amount (plus any available Income Carryforward amount, if applicable) without reducing the Income Benefit Base. This withdrawal privilege for required minimum distributions is not available during the calendar year of the Option Issue Date. This option is not permitted for beneficially owned Contracts. Nationwide may eliminate this right if the Internal Revenue Code provisions or Internal Revenue Service rules or guidance relating to required minimum distributions change.

Lifetime Withdrawals are free of CDSC. For purposes of CDSC, the gross amount Surrendered will include any recapture of credits, if applicable, according to the Contract or any elected options.

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Reset Opportunities

Unless you instruct otherwise, automatic resets will occur on each Option Anniversary prior to the first Lifetime Withdrawal. Thereafter, resets will be automatic until the current charge or the list of Permitted Investment Options associated with this option change. In the event the charge or the list of Permitted Investment Options associated with this option change, the reset opportunities are no longer automatic.

At the time of a reset, the Income Benefit Base will be made equal to the appropriate value specified in either the Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected section or Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected section, as applicable.

Any increase in the Lifetime Withdrawal Amount due to a reset is available in the calendar year of the reset.

Automatic Reset

On any Option Anniversary while automatic resets are in effect, Nationwide will perform the reset comparison and increase the Income Benefit Base if applicable. The Contract Owner, Annuitant in the case of a non-natural Contract Owner, may elect in writing to discontinue the automatic reset feature. You may subsequently elect in writing to resume the reset feature.

Non-Automatic Reset

In the event the charge or the list of Permitted Investment Options associated with this option change after the first Lifetime Withdrawal, the reset opportunities are no longer automatic. However, Nationwide will provide written notice to the Contract Owner on or about the Option Anniversary, provided that the Contract Value exceeds the Income Benefit Base on the Option Anniversary. The notice will include information about the then current Contract Value, Income Benefit Base, charge, and list of Permitted Investment Options. Nationwide will also provide the Contract Owner with instructions on how to communicate an election to reset the Income Benefit Base.

If made, such election must be received within 60 days after this Option Anniversary. The reset of the Income Benefit Base, if elected, will be subject to the current charge, and current list of Permitted Investment Options associated with this option.

If Nationwide does not receive an election from the Determining Life to reset the Income Benefit Base within 60 days after the Option Anniversary, Nationwide will not reset the Income Benefit Base and future automatic resets will cease unless resumed as provided below.

Following rejection of a non-automatic reset, Nationwide will provide written notice of subsequent reset opportunities on or about the Option Anniversary. Such notices will be sent to the Contract Owner provided the Contract is otherwise eligible and in-force. In the event a non-automatic reset is elected, automatic resets will resume as provided in this option unless the Contract Owner, Annuitant in the case of a non-natural Contract Owner, instructs otherwise in writing.

Note: Nationwide may offer later versions of this option on a prospective basis to new purchasers with different charges and/or benefits. Later versions do not constitute changes to previously issued options unless expressly stated.

Termination

This option ends upon the earliest of the following:

(1)	a full Surrender of the Contract,

(2)

the death of the Determining Life or, if the Joint Option is elected, the available Lifetime Withdrawal Amount ends upon the death of the last survivor of the Determining Life and the Joint Determining Life;

(3)	Annuitization of the Contract; or

(4)	if the Contract Owner is changed or the Contract is assigned, this option will terminate, except in the following circumstances:

(a)

the new Contract Owner or assignee assumes full ownership of the Contract and is essentially the same person (e.g. an individual ownership changed to a personal revocable trust, a change to the Contract Owner’s spouse during the Contract Owner’s lifetime, a change to a court appointed guardian representing the Contract Owner during the Contract Owner’s lifetime, etc.);

(b)	ownership of an IRA or Roth IRA is being changed from one custodian to another, from the Determining Life to a custodian, or from a custodian to the Determining Life;

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(c)

the assignment is for the purpose of effectuating a 1035 exchange of the Contract (i.e. the option may continue during the temporary assignment period and not terminate until the Contract is actually surrendered); or

(d)	the change is merely the removal of a Contract Owner where the Contract is jointly owned.

In addition, if an Excess Surrender or Non-Lifetime Withdrawal reduces the Income Benefit Base to zero, the Contract will terminate and all benefits under this option will end.

If this option terminates for any reason, the additional charge will also terminate.

Reports

Before the first Lifetime Withdrawal is taken, the annual report provided for in the Contract will include the Income Benefit Base on the latest Option

Anniversary and the Lifetime Withdrawal Amount available for the earliest possible Lifetime Withdrawal. After the first Lifetime Withdrawal is taken, the annual report will include the Lifetime Withdrawal Amount and the then current Income Benefit Base.

Annuity Purchase Rates

Notwithstanding any guaranteed annuity purchase rates stated in the Contract, the annuity purchase rates available on the Annuity Commencement Date will not provide less income than the Lifetime Withdrawal Amount in effect at the time of Annuitization.

Executed for Nationwide by:

10	(Compact - Standard) (3/2020)

NATIONWIDE L.INC PLUS MAX OPTION SPECIFICATIONS PAGES

Option Issue Date:	[XX/XX/XXXX]

Parties to the Contract:

Determining Life:	[John Doe]
Joint Determining Life:	[Jane Doe]
Determining Life Date of Birth:	[XX/XX/XXXX]
Joint Determining Life Date of Birth:	[XX/XX/XXXX]

Contract Requirements:

Minimum Determining Life Issue Age:	[45]
Maximum Determining Life Issue Age:	[85]
Minimum Joint Determining Life Issue Age:	[45]
Maximum Joint Determining Life Issue Age:	[85]

Roll-up Information:

Roll-up Interest Rate:	[7.00]%
Roll-up Crediting Period:	[10] Option Year(s)

Option Charges:

Guaranteed Maximum Charge without the Joint Option:	[1.50]% of the then current Income Benefit Base deducted on each Option Anniversary*

Guaranteed Maximum Charge with the Joint Option:	[1.90]% of the then current Income Benefit Base deducted on each Option Anniversary*

*

The initial Nationwide L.inc Plus Max Option charge on the Option Issue Date is guaranteed under the conditions stated in this option and in effect when it was issued. Utilization of non-automatic resets of the Income Benefit Base, as described in the Non-Automatic Reset section of this option, may increase the Nationwide L.inc Plus Max Option charge, subject to the maximum charge stated in this option.

Purchase Payment Limits:

After the first Option Anniversary, Nationwide reserves the right to refuse any subsequent Purchase Payments. Any amount refused will be returned to the Contract Owner.

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide or any of its subsidiaries or affiliates with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner.

11	(Compact - Standard) (3/2020)

LIFETIME WITHDRAWAL PERCENTAGES TABLES

	Lifetime Withdrawal Percentages Joint Option is not elected		Lifetime Withdrawal Percentages Joint Option is elected
Age of the Determining Life*	Column 1: Contract Value greater than $0	Column 2: Once Contract Value reaches $0	Column 1: Contract Value greater than $0	Column 2: Once Contract Value reaches $0
[45]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[46]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[47]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[48]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[49]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[50]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[51]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[52]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[53]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[54]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[55]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[56]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[57]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[58]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[59]	[4.00]%	[3.00]%	[3.50]%	[3.00]%
[59 1⁄2]	[5.00]%	[3.00]%	[4.50]%	[3.00]%
[60]	[5.00]%	[3.00]%	[4.50]%	[3.00]%
[61]	[5.00]%	[3.00]%	[4.50]%	[3.00]%
[62]	[5.00]%	[3.00]%	[4.50]%	[3.00]%
[63]	[5.00]%	[3.00]%	[4.50]%	[3.00]%
[64]	[5.00]%	[3.00]%	[4.50]%	[3.00]%
[65]	[7.50]%	[3.00]%	[7.00]%	[3.00]%
[66]	[7.50]%	[3.00]%	[7.00]%	[3.00]%
[67]	[7.50]%	[3.00]%	[7.00]%	[3.00]%
[68]	[7.50]%	[3.00]%	[7.00]%	[3.00]%
[69]	[7.50]%	[3.00]%	[7.00]%	[3.00]%
[70]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[71]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[72]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[73]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[74]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[75]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[76]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[77]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[78]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[79]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[80]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[81]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[82]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[83]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[84]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[85]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[86]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[87]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[88]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[89]	[8.00]%	[3.00]%	[7.50]%	[3.00]%
[90 +]	[8.00]%	[3.00]%	[7.50]%	[3.00]%

*

The age used to determine the applicable Lifetime Withdrawal Percentage is the applicable age on the date of the first Lifetime Withdrawal. If the Joint Option is elected, it is the age of the younger of the Determining Life or the Joint Determining Life.

12	(Compact - Standard) (3/2020)